UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 25, 2019

Date of Report (Date of earliest event reported)

Equillium, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa, Suite 105 La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, Equillium, Inc. (the “Company”) previously submitted, and subsequently amended and supplemented, a request for interpretive guidance to the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) confirming the applicability of the general license issued by OFAC under the Cuban Assets Control Regulations (“CACR”) relating to Cuban-origin pharmaceuticals to import and conduct clinical trials relating to itolizumab. The antibody sequence for both itolizumab (EQ001) and ALZUMAb is derived from Cuban-origin intellectual property and the Company believes itolizumab to be a pharmaceutical of Cuban origin.

On November 25, 2019, OFAC notified the Company that after careful consideration, which included consultation with the U.S. Food and Drug Administration (“FDA”), OFAC determined that itolizumab falls within the definition of “Cuban-origin pharmaceutical” and, as such, the general licenses at section 515.547(b) and (c) of the CACR authorize the conduct of clinical trials for itolizumab for the purpose of seeking approval for the drug from the FDA. Thus, no further authorization is required from OFAC at this time for the Company’s ongoing and planned clinical trials of itolizumab.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equillium, Inc.

Date: November 27, 2019	By:	/s/ Daniel M. Bradbury
Daniel M. Bradbury
Chief Executive Officer